Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors Harvest Operation Corp.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus included in the Registration Statement.

(signed) KPMG LLP

Calgary, Canada
June 14, 2012